UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2006

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

000-18911	81-0519541
(Commission File Number)	(IRS Employer Identification No.)

49 Commons Loop Kalispell, Montana	59901
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

          On August 9, 2006, Glacier Bancorp, Inc. (the “Company”) announced that D.A. Davidson & Co., as underwriter of the Company’s public offering of 900,000 shares of common stock, has fully exercised its over-allotment option to purchase up to an additional 100,000 shares.  The Company also announced settlement of the offering, generating net proceeds for the Company, after underwriting discounts and offering expenses, of approximately $29.4 million.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

          In accordance with General Instruction B.2.of Form 8-K, the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Other Exhibits

(d)	EXHIBITS

Exhibit No.	Description

99.1	Press Release, issued August 9, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2006	GLACIER BANCORP, INC.

	By:	/s/ James H. Strosahl

James H. Strosahl
Chief Financial Officer and Executive Vice President